Exhibit 28(i)

CONSENT OF COUNSEL

Gabelli Capital Series Funds, Inc.

We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 22 (the “Amendment”) to the Registration Statement on Form N-1A (Securities Act File No. 33-61254, Investment Company Act File No. 811-07644) of Gabelli Capital Series Funds, Inc. (the “Fund”) under the caption “Counsel” and to the Fund’s filing a copy of this Consent as an exhibit to the Amendment.

/s/ Willkie Farr & Gallagher LLP
Willkie Farr & Gallagher LLP

April 27, 2012

New York, New York